 EXHIBIT 4.1

[Logo]    Industry     Industrie
Canada        Canada

Restated Certificate of	Certificate de constitution à
Incorporation	jour
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

GILDAN ACTIVEWEAR INC.
LES VÊTEMENTS DE SPORT GILDAN INC.
____________________________________________
Corporate name/Dénomination sociale

169105-8
__________________________________________
Corporation number/Numéro de société

I HEREBY CERTIFY that the articles of
incorporation of the above-named corporation
were restated under section 180 of the Canada
Business Corporations Act as set out in the
attached restated articles of incorporation.

JE CERTIFIE que les statuts constitutifs de la
société susmentionnée ont été mis à jour en vertu
de l’article 180 de la Loi canadienne sur les
sociétés par actions, tel qu’il est indiqué dans les
statuts mis à jour ci-joints.

/s/ Marcie Girouard
Marcie Girouard
_____________________________________
Director/Directeur

2011-02-15
_______________________________________
Date of Restatement (YYYY-MM-DD)
Date de constitution à jour (AAAA-MM-JJ)

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[LOGO] Industry Canada Industrie Canada Canada Business Loi canadienne rue les Corporations Act sociétés par actions	FORM 7 RESTATED ARTICLES OF INCORPORATION (SECTION 180)	FORMULAIRE 7 STATUTS CONSTITUTIFS MIS À JOUR (ARTICLE 180)

1-- Name of the Corporation – Dénomination sociale GILDAN ACTIVEWEAR INC./LES VÊTEMENTS DE SPORT GILDAN INC.		Corporation No. – No de la société 169105-8
2-- The province or territory in Canada where the registered office is situated Québec		La province ou le territoire au Canada où est situé le siège social
3-- The classes and any maximum number of shares that the corporation is authorized to issue THE ANNEXED SCHEDULE 1 IS INCORPORATED IN THIS FORM.		Catégories et tout nombre maximal d’actions que la société est autorisée à émettre
4-- Restrictions, if any, on share transfers NONE		Restrictions sur le transfert des actions, s’il y a lieu
5-- Number (or minimum and maximum number) of directors MINIMUM 5 MAXIMUM 12 – the number to be determined by the directors from time to time		Nombre (ou nombre minimal et maximal) d’administrateurs
6-- Restrictions, if any, on business the corporation may carry on NONE		Limites imposées à l’activité commerciale de la société, s’il y a lieu
7-- Other provisions, if any

      The directors may, from time to time and in accordance with the laws governing the
      Corporation, appoint one or more directors.

      The annual meeting of the shareholders of the Corporation (whether or not also held as a special meeting) may be held outside Canada, in the following places where the
      Corporation has operations: The State of New York and the State of North Carolina in
      the United States of America, or any other place in the United States of America, as determined from time to time by the Board of Directors.

Autres dispositions, s’il y a lieu
These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.

Cette mise à jour des statuts constitutifs démontre exactement, sans changement substantial, les dispositions correspondantes des statuts constitutifs modifiés qui remplacent les statuts constitutifs originaux.

Signature /s/ Lindsay Matthews	Printed name – Nom en lettres moulées Lindsay Matthews	8--Capacity of- En qualité de Corporate Secretary	9--Tel.No.- No de tél. 514-340-8790
FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT

IC 3167 (2003/08)
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SCHEDULE 1

to the Restated Articles of Incorporation of
Gildan Activewear Inc. / Les Vêtements de Sport Gildan Inc.

The shares of the Corporation shall consist of (i) an unlimited number of first preferred shares without nominal or par value issuable in series (the “First Preferred Shares”), (ii) an unlimited number of second preferred shares without nominal or par value issuable in series (the “Second Preferred Shares”), and (iii) an unlimited number of common shares without nominal or par value (the “Common Shares”) and the rights, privileges, conditions and restrictions attaching to each such class are as hereinafter set forth.  Any reference herein to the Act is a reference to the Canada Business Corporations Act as it now exists and as it may be amended from time to time and any reference herein to a section of the Act is a reference herein to a section of the Act as such section is presently numbered or as it may be renumbered from time to time.

3.1  First Preferred Shares

       The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class, shall be as follows:

       3.1.1           The First Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of, and to determine the designation, rights, privileges, restrictions and conditions attaching to, the First Preferred Shares of each series subject to the limitations, if any, set out in the Articles of the Corporation.

       3.1.2           The holders of any series of the First Preferred Shares shall be entitled to receive in priority to the holders of shares of any other class of the Corporation ranking subordinate to the First Preferred Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such First Preferred Shares form part.

       3.1.3           Upon any liquidation, dissolution, or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, before any amount shall be paid to or any assets distributed among the holders of shares of any other class of the Corporation ranking subordinate to the First Preferred Shares, the holders of the First Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared.

       3.1.4           Except as the  Articles of the Corporation may provide with respect to any series of the First Preferred Shares in the event of the non-payment of dividends attached to such series, the holders of the First Preferred Shares shall not be entitled to receive any notice of or to attend or to vote at any meeting of shareholders of the Corporation;  provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the First Preferred Shares are required or entitled by law to vote separately as a class, each holder of the First Preferred Shares of any series thereof shall be entitled to cast, in respect of each such First Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding First Preferred Shares of such series by the number of such outstanding First Preferred Shares;  provided that in respect of any such consideration denominated in a currency other than Canadian currency, the Board of Directors of the Corporation shall, for the purpose of this subsection 3.1.4, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration;  and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

       3.1.5           The holders of the First Preferred Shares shall not be entitled to vote separately as a class, and, unless the Articles of the Corporation otherwise provide, the holders of any series of the First Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b) and (e) of subsection 176(1) of the Act.

       3.1.6           Any meeting of shareholders at which the holders of the First Preferred Shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the First Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the First Preferred Shares voting separately as a class or as a series, unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the First Preferred Shares voting separately as a class.

3.2  Second Preferred Shares

       The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class, shall be as follows:

       3.2.1           The Second Preferred Shares shall be subject to and subordinate to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares.

       3.2.2           The Second Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of, and to determine the designation, rights, privileges, restrictions and conditions attaching to, the Second Preferred Shares of each series subject to the limitations, if any, set out in the Articles of the Corporation.

       3.2.3           The holders of any series of the Second Preferred Shares shall be entitled to receive in priority to the holders of shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such Second Preferred Shares form part.

       3.2.4           Upon any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, before any amount shall be paid to or any assets distributed among the holders of shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares, the holders of the Second Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared.

       3.2.5           Except as the Articles of the Corporation may provide with respect to any series of the Second Preferred Shares in the event of non-payment of dividends attached to such series, the holders of the Second Preferred Shares shall not be entitled to receive any notice of or to attend or to vote at any meeting of shareholders of the Corporation; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class, each holder of the Second Preferred Shares of any series thereof shall be entitled to cast, in respect each such Second Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding Second Preferred Shares of such series by the number of such outstanding Second Preferred Shares;  provided that in respect of any such consideration denominated in a currency other than Canadian, the Board of Directors of the Corporation shall, for the purpose of this subsection 3.2.5, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration;  and provided further that when such quotient is a fraction or whole number plus a fraction there shall be no right to vote in respect of such fraction.

       3.2.6           The holders of the Second Preferred Shares shall not be entitled to vote separately as a class, and, unless the Articles of the Corporation otherwise provide, the holders of any series of the Second Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b), and (e) of subsection 176(1) of the Act.

       3.2.7           Any meeting of shareholders at which the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the Second Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the Second Preferred Shares voting separately as a class or as a series, unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the Second Preferred Shares voting separately as a class.

3.3  Common Shares

       The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

       3.3.1           The Common Shares shall be subject to and subordinate to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares and the Second Preferred Shares.  Each holder of Common shares shall have the right to receive any dividend declared by the Corporation and the right to receive the remaining property and assets of the Corporation on dissolution.

       3.3.2           Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings of which only holders of another particular class or series shall have the right to vote.  Each Common Share shall entitle the holder thereof to one (1) vote.